EX 26 (g) iv.

RGA REINSURANCE COMPANY

AUTOMATIC AND FACULTATIVE YRT (Strategic Edge GUL/GVUL, Rate Name:

Select) AGREEMENT

4/1/2005	Original Agreement

4/1/2005	Amendment – Special Case Quota Share Percentages

4/1/2005	Amendment – General Quota Share Percentages

2/1/2006	Amendment – Revised Rates, Rate Tables and
(beginning 2/1/2008 only) – Replaced Schedules D.1, D.2 and J

9/1/2006	Amendment – New Contestable Claims Procedure

2/9/2007	Amendment – New Underwriting Guidelines (Schedule F), Enrollment Form

8/10/2007	Email – 3 Year Facultative Provision and GI Coverage

1/1/2008	Amendment –

2/1/2008	Amendment – Revised Rate Tables and Rate Adjustment Mechanism – Replaced Schedules D.1, D.2 and J

1/1/2009	Amendment –

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”, sometimes known as the “Reinsured”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2009, the Amendment effective date, the 1980 CSO valuation basis is being replaced by the 2001 CSO valuation basis. In future years, there could be another new valuation basis. This blanket amendment is for all treaties both terminated and non-terminated since any reinsured 1980 CSO product could be impacted.

If a product converts from a 1980 CSO valuation basis to a 2001 CSO or later valuation basis, the original conversion reinsurance premium rates continue to apply but the reserve credits will be based on the new valuation basis and the prevailing statutory interest rates.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	By /s/ Peter G. Ferris	Date: 11/17/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By	/s/ Peter G. Ferris	Date: 11/17/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: By /s/ Peter G. Ferris		Date: 11/17/08
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: /s/ Susan Willeat		Date: 11/14/2008

Print name: Susan Willeat

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By: /s/ Brian Sibley		Date: 11/14/2008

Print name: Brian Sibley

Title:	VP & Actuary

CO# 055

10377-00-07

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005

(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,

C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,

and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut

(herein after called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(herein after called the “Reinsurer”)

This Amendment is Effective February 1, 2008

I.	Effective February 1, 2008, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2008” and “Schedule J: Revised February 1, 2008”. This amendment will serve to update rates in accordance with the . Rate changes apply to both inforce policies as well as new business and are prospective only.

II.	.

III.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/13/08	DATE: 6/13/08

Attachments: “Schedule D.1: Revised February 1, 2008”; “Schedule J: Rate Table Revised February 1, 2008”; and “                                                                                                                               ”

C.M. LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/13/08	DATE: 6/13/08

MML BAY STATE LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/13/08	DATE: 6/13/08

RGA REINSURANCE COMPANY

BY: /s/ Julie S. Decker	ATTEST:/s/ Larry Fischer

TITLE: VP & Actuary	TITLE: VP & Actuary

DATE: 6/6/2008	DATE: 6/6/2008

SCHEDULE D.1: Revised February 1, 2008

PREMIUMS

PRODUCT: STRATEGIC EDGE GUL

Rate Name: Select

The following rates are applicable for certificates issued on or after April 1, 2005, for the Select Rate category of the Strategic Edge product. This rate category is intended for new and exchanged cases that meet all current underwriting guidelines.

The consideration payable for reinsurance coverage for any one life shall be based on the appropriate monthly life rate taken from the Base Rate Table in Schedule J: Rate Table Revised February 1, 2008, multiplied by 12, times the following pay percentages:

Risk Class	Pay Percentage	Maximum Pay Percentage	MassMutual Admin Code
	%	%
	%	%
	%	%

For .

These .

:	%

:	%

:	%

:	%

:	%

Schedule D.2: Revised Effective February 1, 2008

Rate Tables J-1: Revised February 1, 2008

(Note: The Base Rate Table remains unchanged)

.
For % / % for
% / % for .

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective January 1, 2008, the amendment effective date, the Ceding Company’s retention for                                               coverages will be as stated in the attached table Exhibit I-A: Reinsurer’s Assigned Pool Percentages.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

Effective April 1, 2005, the amendment effective date, the applicable section of Schedule A - Accepted Coverages of the above-referenced Agreement will be replaced with the following:

                                                                                                                                                       .

%

The                                                                                                                                            .

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 26, 2008
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 26, 2008
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 26, 2008
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: /s/ Julie A. Decker	Date: 9/19/2008

Print name: Julie A. Decker

Title: VP & Actuary

RGA REINSURANCE COMPANY

By: /s/ Susan Willeat	Date: 9/19/2008

Print name: Susan Willeat

Title: VP & Actuary

EXHIBIT I-A: Reinsurer’s Assigned Pool Percentages

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
%
%
%
%
%
%
%
%
%

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT)

AGREEMENT (RGA #10377)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge GUL-Rate Name Select, with or without the variable rider

(GVUL)

Original Treaty Effective Date: April 1, 2005

Effective February 9, 2007, the Amendment effective date, the following underwriting guidelines will be applied to the above-referenced Agreement for applicable business as stated in the attached guidelines:

-	General GVUL underwriting guidelines (29 pages) – (Schedule F in the Agreement)
-	Enrollment form (1 page)

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/12/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/12/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/12/07
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: /s/ Donald Burk	Date: 2/8/07
Print name: Donald Burk
Title: Sales VP

RGA REINSURANCE COMPANY

By: /s/ M. Breinea
Print name: M. Breinea
Title: Sales VP

Underwriting Requirements

Case Underwriting Procedures

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

RGA REINSURANCE COMPANY,

Or its current subsidiaries/affiliates

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2006, the Amendment effective date, the Ceding Company and the Reinsurer hereby amend all of the reinsurance agreements (including the agreements which are already terminated to new business) so that the process of reviewing all new contestable claims received on or after this date between the Ceding Company and the Reinsurer shall be as follows, and shall replace only such contestable claims terms/procedures in each Agreement that conflict(s) with the contestable claims terms/procedures below. There shall no longer be a Lead Contestable Claim Reinsurer in any agreement, that function is replaced by the procedure below.

Amended Contestable Claims Procedure

The Ceding Company shall send to the Reinsurer all of the contestable claims documentation as required in the underlying Agreement, by any of the following means: facsimile, encrypted secure email, or express mail. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and to communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within five (5) business days from the day in which the Ceding Company sent the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the five-day period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s decision regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in any case only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within five (5) business days from the day in which the documentation was sent by the Ceding Company. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

1 The                                                                                                                                                        .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 15, 2006
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By/s/ Peter G. Ferris		Date: Sept 15, 2006
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 15, 2006
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: /s/ M. Breinea		Date: 9/11/06

Print name: M. Breinea

Title: Sales VP

CO# 055

10377-00-01

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005

(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,

C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,

and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut

(herein after called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(herein after called the “Reinsurer”)

This Amendment is Effective February 1, 2006

I.	CHANGE TO PREMIUMS

(SCHEDULE D.1 and Rate Table J)

Effective February 1, 2006, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2006” (page 27) and “Schedule J: Revised February 1, 2006”. This amendment will serve to update rates in accordance with the                                          Rate changes apply to both inforce policies as well as new business and are prospective only.

II.	.

III.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/26/06	DATE: 6/23/06

C.M. LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/26/06	DATE: 6/23/06

MML BAY STATE LIFE INSURANCE COMPANY

BY:/s/ Peter G. Ferris	ATTEST:/s/ John Valencia

TITLE: 2nd VP & Actuary	TITLE: AVP & Actuary

DATE: 6/26/06	DATE: 6/23/06

RGA REINSURANCE COMPANY

BY: /s/ Julie S. Decker	ATTEST:/s/ Susan Willeat

TITLE: VP & Actuary	TITLE: VP & Actuary

DATE: 6/12/2008	DATE: 6/12/2008

Attachments: “Schedule D.1: Revised February 1, 2006”; “Schedule J: Rate Table Revised February 1, 2006”; and “                                                                                                              ”

SCHEDULE D.1: Revised February 1, 2006

PREMIUMS

Rate Tables J-1: Revised February 1, 2006

(Note: The Base Rate Table remains unchanged)

Calculation of New Rates to become effective on February 1, 2006

New rates are calculated as follows.

Rate Tables J-1: Revised February 1, 2006

Schedule D.2: Revised Effective February 1, 2008

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective: April 1, 2005

Effective April 1, 2005, the Amendment effective date, the Reinsurer is hereby assigned quota share percentages for all coverages as stated in the attached table Exhibit I-B: Reinsurer’s Assigned Pool Percentages beginning 2005 for General Cases. These percentages are applied beginning the date noted in Exhibit I-B: Reinsurer’s Assigned Pool Percentages beginning 2005 for General Cases. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. Each year, as the quota share percentages are adjusted to meet certain maximum limits set by reinsurer and location, the Reinsurer’s quota share percentages may change and the percentages for the current policy period will be applied to inforce as well as new business. Future policy periods not covered in this Amendment may utilize different Reinsurer percentages, which are subject to change.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ M. Breinea	Date: 1/26/07

Print name: M. Breinea

Title: Sales VP

RGA REINSURANCE COMPANY

By:	/s/ Larry J. Shorey

Print name: Larry J. Shorey

Title: Sales VP

EXHIBIT I-B: Reinsurer’s Assigned Pool Percentages beginning 2005 for General Cases

RGA Reinsurance Company

Business Only	Non-Specialized cases Beginning April 1, 2005
	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At each location	Cession Code

%

%

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective: April 1, 2005

Effective April 1, 2005, the Amendment effective date, the Reinsurer is hereby assigned quota share percentages for all coverages as stated in the attached table Exhibit I-A: Reinsurer’s Assigned Pool Percentages, Special Cases. These percentages are applied beginning on the Reinsurer Percentage Effective Date for each group shown in Exhibit I-A: Reinsurer’s Assigned Pool Percentages, Special Cases and shall continue to be applied until certain maximum limits set by each reinsurer and location are reached, at which time the quota share percentages for the Reinsurer may be changed (for inforce as well as new business) and another amendment would then be required. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: /s/ M. Breinea	Date: 9/11/06

Print name: M. Breinea

Title: Sales VP

RGA REINSURANCE COMPANY

By: /s/ Larry J. Shorey

Print name: Larry J. Shorey

Title: Sales VP

EXHIBIT I-A: Reinsurer’s Assigned Pool Percentages, Special Cases

RGA REINSURANCE COMPANY

SPECIFIC GROUP POLICIES
Group/ Location	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
%
%
%
%
%
%
%
%

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA Reinsurance Company

(hereinafter referred to as the “Reinsurer”)

Effective Date: April 1, 2005

COVERAGE: Strategic Edge Group Universal Life (GUL) – Rate Name: Select, with or without the variable rider (GVUL)

Automatic and Facultative YRT Agreement

Ceding Company:	MML Bay State Life Insurance Company

C.M. Life Insurance Company

Massachusetts Mutual Life Insurance Company

Reinsurer:	RGA Reinsurance Company

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	April 1, 2005

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

Automatic and Facultative YRT Agreement

Effective Date: April 1, 2005

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ John Valencia	Date: 11/3/05
John Valencia
Assistant Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 11/3/05

Second Vice President & Actuary
MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 11/3/05

Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/18/08

Second Vice President & Actuary

RGA REINSURANCE COMPANY

By: s/ M. Breinea	Date: 10/28/05

Print name: M. Breinea

Title: Sales VP

Automatic and Facultative YRT Agreement - Effective Date: April 1, 2005

Table of Contents

Article	Title	Page
I	Automatic Reinsurance	5
II	Provision for Facultative Submission	6
III	Basis of Reinsurance	6
IV	Premiums, Payments and Reports	6
V	Expenses	8
VI	Premium Taxes	8
VII	DAC Tax Election	8
VIII	Experience Refunds	8
IX	Policy Changes	8
X	Claims	10
XI	Increase in Retention	13
XII	Inspection of Records	13
XIII	Errors and Omissions	14
XIV	Insolvency	14
XV	Waivers and Amendments	15
XVI	Severability	16
XVII	Termination of Agreement with Respect to New Reinsurance	16
XVIII	Gramm-Leach-Bliley Privacy Requirements	17
XIX	Notice	18
XX	Arbitration	19
XXI	Governing Law and Compliance	20
XXII	Headings	20
XXIII	Parties to Agreement	20
XXIV	Agreement	20
XXV	Good Faith and Financial Solvency	20
XXVI	Material Changes	21
XXVII	Anti-Money Laundering	21

Schedule	Title	Page
A	Accepted Coverages	22
B	Reinsurance Limits	24
C	Special Net Risk Calculations	25
D	Reinsurance Premium Rates General Guidelines	26
D.1	Reinsurance Premiums by Product	27
D.2	Rate Adjustment Mechanism	28
E	Reinsurance Reports	29
F	GVUL Underwriting Guidelines	31
G	Rules for Determining QSP’s for GVUL	35
H	MassMutual GVUL Reinsurance Example	36
I	DAC Tax Schedule	39
J	Base Rate Table	40
K	Facultative Submission Form	42

ARTICLE I: AUTOMATIC REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The Ceding Company has retained the Percentage of Participation listed in Schedule B – Reinsurance Limits up to the maximum limit of retention stated therein.

2.	The total amount does not exceed the automatic binding limits shown in Schedule B- Reinsurance Limits.

3.	The amount per issue does not exceed the Issue Limit shown in Schedule B- Reinsurance Limits.

4.	If the certificates are listed on a guaranteed issue basis they must meet the parameters listed in Schedule F- Underwriting Guidelines.

5.	The plans and riders which are listed in Schedule A – Accepted Coverages.

6.	The risk is a resident of the United States, Canada, Puerto Rico or Guam, or qualifies under the Guaranteed Issue Guidelines listed in Schedule F – Underwriting Guidelines.

7.	The risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last three (3) years.

8.

The amount of life insurance inforce in all companies, including any coverage to be replaced, plus the amount currently plied for on that life in all companies, does not exceed the Jumbo Limits stated in Schedule A: Accepted Coverages.

9.	The application is on a life that is not a Professional Athlete.

B.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph C of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article XI – Increase in Retention.

C.

The Ceding Company may not reinsure, on any basis, the amount it has retained on the business covered under this Agreement without prior notification to and agreement of the Reinsurer, unless the risk exceeds the Ceding Company’s internal limits.

D.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Acceptance Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

ARTICLE II: PROVISION FOR FACULTATIVE SUBMISSION

A.

The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A– Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance. The Ceding Company will place the case with the reinsurer having the first in best offer.

B.

A facultative application shall be made that is in substantial accord with Schedule K – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.

The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of one hundred twenty (120) days from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.

The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV- Reinsurance Premiums and Reports, or Article XI – Increase in Retention.

ARTICLE III: BASIS OF REINSURANCE

A.	Life .

B.

For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the                                                      . The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule C – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.	Premiums are payable monthly in advance on a variable net risk method for each reinsurance cession. However, the Ceding Company may choose to continue to pay its

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(Continued)

premium on an annual basis in advance and make appropriate financial accounting adjustments that may be required to properly reflect the change to a monthly payment mode. Such accounting adjustments must comply with generally acceptable accounting principles. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule D: Reinsurance Premium Rates General Guidelines, D.1 – Reinsurance Premium Rates by Product, which are modified as required in Schedule D.2 – Rate Adjustment Mechanism. The rates in Schedules D, D.1, and D.2, shall apply to both automatic and facultative reinsurance.

B.

At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule E – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule E– Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

C.

In the event the Ceding Company, for mortality experience reasons, increases their cost of insurance charges to their customers, the Reinsurer will have the right to make a corresponding increase to their reinsurance rates without triggering the recapture option.

D.

The monthly statement shall be furnished to the Reinsurer within sixty (60) days after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. All premiums not paid within sixty (60) days of the due date, defined as each certificate’s 12-month anniversary, will be in default. The Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving ninety (90) days written notice to the Ceding Company. The first day of the ninety (90) day notice of the termination period, resulting from default as described above, will be the day the notice is received in the mail by the Ceding Company, or if mail is not used, the day it is delivered to the Ceding Company. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums, if any.

E.	The Reinsurer reserves the right to change interest at the Prime Rate as stated in the Wall Street Journal on January 1 prior to the due date of the premium when:
a.	Renewal premiums are not paid within sixty (60) days of the due date.
b.	Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

F.

The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule I– DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.

If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.

If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the Ceding Company on the risk, provided, however, that the Ceding Company shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article XI – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and

ARTICLE IX: POLICY CHANGES

(Continued)

shall be applied to policies in chronological order according to original policy dates. Reinsurer shall return to the Ceding Company any reinsurance premiums without interest thereon, paid to the Reinsurer for the period beyond the date of the reduction of reinsurance hereunder.

D.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, as rounded to the nearest dollar.

E.

Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

F.	Term .

The term                                                                                                           .

a.

under this Agreement.

b.

under this Agreement.

2.

.

ARTICLE IX: POLICY CHANGES

(Continued)

                                                                                                                   under this Agreement.

a.	For .

H.

Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

I.

If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company (which is documented to be currently in use as of the effective date of this Agreement), the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Ceding Company’s risk terminates.

J.

Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for ninety (90) days may be submitted with underwriting requirements before it is reinstated.

K.

If the policyholder requests a substandard table rating reduction or removal of a flat extra, such change will be underwritten in accordance with the underwriting guidelines, practices, and procedures for risk selection identified by the Ceding Company in the questionnaire titled “Underwriting Guidelines, Practices and Procedures” and any Material Changes consented to in writing by the Reinsurer. Risk classification changes on Facultative policies will be subject to the Reinsurer’s approval.

L.

The Reinsurer does not participate in policy loans nor other forms of indebtedness on policies reinsured under this Agreement; therefore, the Reinsurer shall pay their rightful percentage of death benefit owed, gross of policy loan, not net of policy loan.

ARTICLE X: CLAIMS

A.	Coverage: Claims covered under this Agreement are for the plans and any additional benefits specified in Schedule A: Accepted Coverages.

B.	Notice: The Ceding Company will promptly notify the REINSURER after it receives a claim on a policy reinsured under this Agreement.

C.

Proofs: The Ceding Company will promptly provide the REINSURER copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the REINSURER may request. In addition, for contestable claims, the Ceding Company will send to the REINSURER a copy of the claim file. The REINSURER may request, and the Ceding Company will send, documents on any claim reinsured under this Agreement.

D.

Amount and Payment of Reinsurance Benefits: As soon as the REINSURER receives proper claim notice and proper claim proofs, the REINSURER will promptly pay its Proportionate Share of all payable claims eligible for coverage under this Agreement.

E.

The maximum Reinsurance Death Benefit payable to the Ceding Company under this Agreement is the death benefit specifically reinsured with the REINSURER. The REINSURER will also pay its Proportionate Share of the interest on the death proceeds through the date of settlement that the Ceding Company is required to pay, either by law or under the terms of the policy.

F.	Life benefit payments will be made in a single sum, regardless of the Ceding Company’s settlement options.

G.

Contested Claims: The Ceding Company will promptly notify the REINSURER of its intention to contest, deny, compromise or litigate a claim involving a policy reinsured under this Agreement. Unless it declines to be a party to such action, the REINSURER will pay its Proportionate Share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its proportionate share of claim investigation fees paid to a third party, except as specified below. For contested claims, the REINSURER must make a concerted effort to respond in writing (email or facsimile is acceptable) whether the Reinsurer will follow the Ceding Company’s contested claims decision within five business days from the business day in which the claims information was sent from the Ceding Company.

H.

If the REINSURER declines to be a party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. In such case, the REINSURER shall not share in any expense involved in such contest, compromise, or litigation, nor in any reduction in claim resulting therefrom. The REINSURER will also pay its proportionate share of covered

ARTICLE X: CLAIMS

(Continued)

expenses incurred to the date it notifies the Ceding Company it declines to be a party.

I.

Claim Expenses: The REINSURER will pay its proportionate share of reasonable claim investigation and legal expenses connected with the litigation or settlement of claims payable under this Agreement unless the REINSURER has discharged its liability. If the REINSURER has so discharged its liability by paying its proportionate share of the claim and any applicable expenses, the REINSURER will not participate in any expenses incurred thereafter.

J.

The REINSURER will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company’s home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

K.

Misrepresentation or Suicide: If the Ceding Company returns premium to the policyowner or beneficiary as a result of fraud or misrepresentation within the policy contestable period or suicide of the insured, the REINSURER will refund net reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

L.

Misstatement of Age or Gender: In the event of a change in the amount of the Ceding Company’s liability on a policy due to a misstatement of age or gender, the REINSURER’s liability on its proportionate share will change within the terms of this Agreement. The Reinsurance Death Benefit will be adjusted from the inception of the Original Policy, and any difference will be settled without interest.

M.

Extra-Contractual Damages: In no event shall the Reinsurer be liable for any Extra-Contractual Obligations awarded against the Ceding Company as a result of any act, omission or course of conduct committed solely by the Ceding Company, its agents or representatives in connection with claims under this Agreement, nor for any legal fees or expenses incurred in the defense of such claims. As an exception to this exclusion, the Reinsurer shall indemnify the Ceding Company for its Proportionate Share of any such Extra Contractual Obligations and legal fees and expenses incurred in the defense thereof if the Reinsurer concurred, both in advance and in writing, with the Ceding Company’s act, omission, or course of conduct that ultimately resulted in the assessment of such Extra Contractual Obligations.

Notwithstanding the limited exception set forth in the paragraph above, this Agreement shall not provide any indemnity with respect to any Extra Contractual Obligation incurred by the Ceding Company as a result of any fraudulent and/or criminal act or omission by any officer, director, employee, agent or representative of the Ceding Company. However, the Reinsurer will be responsible in the event that its actions cause harm to the Ceding Company.

ARTICLE X: CLAIMS

(Continued)

N.

Interest Rate for Balances in Default: The Ceding Company reserves the right to charge interest at the prime rate as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the claim payment: If the period of time between the Ceding Company notifies the REINSURER of the claim and the REINSURER reimburses the Ceding Company exceeds thirty (30) days.

ARTICLE XI: INCREASE IN RETENTION

A.

If at any time, the Ceding Company changes its established retention limits for this business, as shown in Schedule B – Reinsurance Limits, written notice of the change will promptly be given to the Reinsurer.

B.

The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage on reinsurance in force in accordance with the following rules and according to the provision in Schedule B- Reinsurance Limits.

1.	.

2.

The Ceding Company’s initial Participation Percentage in either situation described in section (1) will be adjusted based on SCHEDULE I: RULES FOR DETERMINING QSP’s FOR GVUL, and SCHEDULE J: MASSMUTUAL GVUL REINSURANCE EXAMPLE. SCHEDULE J indicates an example for five (5) reinsurers, the same principles will apply should there be six (6) reinsurers.

3.	The change in Participation Percentage will become effective on the policy anniversary date.

4.	The new Participation Percentage must apply to all business for a given client reinsured under this Agreement to the extent that their concentration maximum at one location has not been breached.

ARTICLE XII: INSPECTION OF RECORDS

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

ARTICLE XIII: ERRORS AND OMISSIONS

A.	It is .

B.	If either the Agreement.

C.	This provision .

D.	The date.

ARTICLE XIV: INSOLVENCY

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.

In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the

ARTICLE XIV: INSOLVENCY

(Continued)

Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.

In the                                                                                                       . Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Ceding Company or Reinsurer shall be considered insolvent when it:

1.	As the result of a liquidation of similar proceeding, applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties or assets; or

2.	Is adjudicated as bankrupt or insolvent; or

3.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or utilizes any bankruptcy, dissolution, liquidation, or similar law or statute; or

4.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Ceding Company or Reinsurer, as appropriate; or

5.	.

D.	Any .

ARTICLE XV: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. Amendments to this Agreement shall be put in writing and signed by both parties. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

ARTICLE XVI: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement shall not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVII: TERMINATION OF AGREEMENT WITH RESPECT TO NEW

REINSURANCE

A.

This Agreement may be terminated with respect to new reinsurance by either party given written notice to the other at least one hundred and fifty (150) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, or Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than one hundred and fifty (150) days after written notice is given.

C.

The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement or becomes insolvent.

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The Ceding Company and the Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Ceding Company and Reinsurer may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they shall not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, subpoena by federal, state or local authorities, or to the Ceding Company’s or Reinsurer’s affiliates in order to fulfill the terms of this Agreement. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer shall obtain agreements from any such third party reinsurers (as long as the third party is willing to release such document) that require the third party reinsurers to use reasonable care to maintain the confidentiality of the “non-public personal information”.

ARTICLE XIX: NOTICE

Notices and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if communicated, or confirmed, between the parties by facsimile, electronic mail or regular mail for the following:

1)	the submission (including medical reports and exchange of information) for facultative review
2)	administration issues, including but not limited to, payment of premiums
3)	routine administration and electronic reporting format policy
4)	claims notices, proofs and claim contests
5)	actuarial and material changes regarding pricing
6)	document drafting and review
7)	taxes
8)	auditing
9)	all general and routine communications

Notices and other communications that are required to be given in writing as noted under this Agreement shall be effective if in writing and (i) mailed by United States registered or certified mail, return receipt requested, or (ii) delivered by overnight express mail, or (iii) sent by facsimile transmission followed by a confirmation mailed by first class or overnight mail to:

If to the Ceding Company:

MML Bay State Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention Reinsurance Officer

C.M. Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

Attention Reinsurance Officer

If to Reinsurer:

RGA Reinsurance Company

Reinsurance Officer

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

ARTICLE XX: ARBITRATION

A.

To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within thirty (30) days of its receipt. At that time, the responding party shall state any additional dispute(s) it may have regarding the subject of the arbitration.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.

Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be current or former officers of other life insurance or life reinsurance companies: however, these arbitrators shall not be employees or former employees of either party to this Agreement or their affiliates. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within thirty (30) days after the other contracting company has given notice of its arbitrator appointment, the contracting company that has chosen an arbitrator may choose the second arbitrator and the two arbitrators shall, in turn, choose a third arbitrator before entering arbitration. If the two                                                                                                       .

D.	.

E.

Except as dictated by the arbitration panel, each party will bear the expense of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third party arbitrator.

F.	The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

ARTICLE XXI: GOVERNING LAW AND COMPLIANCE

This Agreement will be governed by and construed in accordance with the laws of Massachusetts. This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed. The Ceding Company and the REINSURER represent that, to the best of their knowledge, they are in compliance with all state and federal laws and regulations applicable to the business reinsured under this Agreement. In the event that either party is found to be in non-compliance with any such law or regulation, the Agreement will remain in effect and the parties will seek to remedy the non-compliance and will indemnify each other for any direct loss suffered as a result of the non-compliance.

ARTICLE XXII: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

ARTICLE XXIII: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Reinsurer and the Ceding Company, and supercedes any prior oral or written agreements with respect to its subject.

ARTICLE XXIV: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

ARTICLE XXVI: MATERIAL CHANGES

The Ceding Company shall provide the Reinsurer with notice, the form of which is dictated by Article XIX: Notices and Communications, for the following changes which the Reinsurer deems “Material”:

1) Insolvency or financial impairment.

2) Change in Ceding Company’s Underwriting issues or guidelines.

3) Change in Ceding Company’s ownership or control.

Material for purposes of this article shall mean information that a prudent actuary would consider as reasonably likely to significantly negatively impact the Reinsurer’s profitability to an extent that would reasonably require a change in terms of the Agreement. Should the Ceding Company engage in exceptional or uncustomary practices (not including practices currently in use at the time of the agreement), it will inform the Reinsurer of such action and obtain its written consent before ceding any policies issued under such exceptional or uncustomary practices to the Reinsurer under this Agreement.

ARTICLE XXVII: ANTI-MONEY LAUNDERING

The Reinsurer and Ceding Company have established and maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons, and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments.

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

                            : Life                                                                                        under this Agreement.

                    :                                                                                                    under this Agreement.

                        :                                                                                                        under this Agreement.

                                                                                                                                    limits.

%
%
%
%
%
%
%

The                                                                                  .

Whenever                                                                                                as follows:

a. the                                                                                                       ; and

b. the

SCHEDULE A: ACCEPTED COVERAGES

(Continued)

                                                                                                                                   ; and

c.  if any                                                                                                               ; and

d.  no                                                                                                                           .

If                                                                                                                                                            .

After the                                                                                                                                            .

Lead Underwriting Reinsurer: RGA Reinsurance Company shall be the Lead Underwriting Reinsurer for all business issued under this Agreement.

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

In the circumstance that the underwriting manual is modified, either in whole or in part, any such modification will be reviewed with and approved by the Reinsurer of this Agreement and all pool members. The Reinsurer may accept the modification by an amendment to this Agreement.

SCHEDULE B: REINSURANCE LIMITS

SCHEDULE C: SPECIAL NET RISK CALCULATIONS

1.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

2.

The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk shall be a method that is mutually agreeable to both parties.

SCHEDULE D: REINSURANCE PREMIUM RATES GENERAL GUIDELINES

Yearly Renewable Term (YRT) Premiums for Standard Risks

The                                                                                                                                                    .

The                                                                                                                                    .

Premium Rates for Table Rated Risks (facultative only)

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

Premium Rates for Risks with Flat Extras (facultative only)

For a                                                                                                                                                :

(1)         % of the                                                                                                   ;

(2)         %                                                                                                                       .

Policy Fees:

No policy fees shall be paid under this Agreement. All policy fees will be retained by the Ceding Company.

SCHEDULE D.1: REINSURANCE PREMIUMS BY PRODUCT

SCHEDULE D.2: RATE ADJUSTMENT MECHANISM

SCHEDULE E: REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be quarterly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums (First Year-End Renewal)
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding
Company
Underwriting Classification
Name or Identifier of Corporation or Bank

Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse	Recapture
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments.

SCHEDULE E: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available on magnetic tape cartridges.

Note:

The detail and summary reports and the electronic forms shall be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

SCHEDULE F: GVUL UNDERWRITING GUIDELINES

SCHEDULE G: RULES FOR DETERMINING QUOTA SHARE PERCENTAGES (QSPs) FOR GVUL

SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE

SCHEDULE I: DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

SCHEDULE J: BASE RATE TABLE

SCHEDULE K: FACULTATIVE SUBMISSION FORM

MassMutual	Application for
The Blue Chip Company	Facultative Reinsurance
Massachusetts Mutual Life Insurance Company
Springfield, MA 01111-0001

To:
First Insured’s Name	Birthdate	Age	Assigned Number
Second Insured’s Name	Birthdate	Age	Assigned Number
|	Life	|	MIB Codes to be Reported
Previous MassMutual insurance inforce

|	|
Inforce we retain with the parent or affiliate

|	|
New insurance now applied for

|	|
Of which we shall retain	|Is an application for reinsurance being |submitted elsewhere? Yes No
|	|
Reinsurance applied for	|Insp required | Yes No
|	|
The MIB pre-notification form has been given to this applicant and the proper authorization has been signed

UNDERWRITING DATA

1.	Insured #1		Insured # 2		Insured #1	Insured # 2

Application	__		__	MVR	__	__

Non-Medical	__		__	Financial Report	__	__

Medical Exam	__		__	Cover Letter	__	__

ECG	__		__	APS	__	__

X-ray	__		__	APS	__	__

Lab Report	__		__	APS	__	__

Specimen	__		__	APS	__	__

Inspection	__		__	APS	__	__

_____________	__		__	______________	__	__

_____________	__		__	______________	__	__

_____________	__		__	______________	__	__

_____________	__		__	______________	__	__

2. Reason for Submission:		Amount	Health		Rating Review

3. Comments:
4. This transmission contains pages.
Signature & Title			Date
__________________________________________________________________				Other